[FORM OF]
                              KENNEDY-WILSON, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                 PURSUANT TO THE
                  1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     This Non-Qualified Stock Option Agreement ("Agreement") is made and entered into as of the __________, [1999] [2000] by and between Kennedy-Wilson, Inc., a Delaware corporation (the "Company"), and ____________________ as optionee (the "Optionee").

     WHEREAS, Optionee is a non-employee director of the Company; and

     WHEREAS, pursuant to the terms of the Company's 1992 Non-employee Director Stock Option Plan (such plan as hereafter amended, subject to the terms hereof, the "Plan"), the Board of Directors of the Company (the "Board") has approved the grant to Optionee of a non-qualified option to purchase shares of the Common Stock, par value. $ .01 per share, of the Company (the "Common Stock"), on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

     1. GRANT OF OPTION: CERTAIN TERMS AND CONDITIONS. The Company hereby grants to Optionee, and Optionee hereby accepts, as of the Date of Grant indicated below, an option (the "Option") to purchase the number of shares of Common Stock indicated below (the "Option Shares") at the Exercise Price per share indicated below, which Exercise Price shall not be less than the Fair Market Value (as defined below) of the Option Shares on the Date of Grant. The Option shall expire at 5:00 p.m., Los Angeles, California time, on the Expiration Date indicated below and shall be subject to all of the terms and conditions set forth in this Agreement. The option is not intended to qualify as an I incentive stock option under Section 422 of the Internal Revenue Code.

     Optionee:

     Date of Grant:

     Number of shares purchasable:

     Exercise Price per share: $

     Expiration Date:

     Vesting Rate:

     [Optionee acknowledges that shares of Common Stock are not currently available under the Plan in respect of the Options granted hereunder. If the Plan is not amended within one year after the date hereof to increase the number of shares of Common Stock under the Plan so that such Options may be exercised, the Options shall, without any further action on the part of the Company, be canceled.]

     2. TERMINATION OR EXPIRATION OF OPTION. The Option granted hereby shall expire on the earlier of the Expiration Date listed above; or (b) ninety (90) days after the date the Optionee ceases to be a Director of the Company.

     3. ADJUSTMENT If the outstanding securities of the class then subject to this Plan are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, upon proper authorization of the Board of Directors, an appropriate and proportionate adjustment shall be made in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Options theretofore granted under this Plan and (b) the maximum number and type of shares or other securities that may be issued pursuant to Options thereafter granted under this Plan.

     4. EXERCISE. Any vested and exercisable Option may be exercised by Optionee by giving written notice, signed by Optionee, to the Company stating the number of Common Shares with respect to which the Option is being exercised, accompanied by payment in full of the aggregate Exercise Price in cash or by check payable to the Company. No Option may be exercised with respect to any fractional share, and cash shall be paid in lieu of fractional shares. As promptly as practicable following the receipt of a notice hereunder, the Company shall issue a stock certificate registered in the name of Optionee, representing the number of Common Shares issued to Optionee upon exercise of the Option.

     5. PAYMENT OF WITHHOLDING TAXES. If the Company is obligated to withhold an amount on account of any Federal, state or local tax imposed as a result of the exercise of the Option, including, without limitation, any Federal, state or other income tax, or any F.I.C.A. state disability insurance tax or other employment tax, then Optionee shall concurrently with such exercise, pay such amount to the company in cash or by cashier's or certified bank check payable to the Company.

     6. NOTICES. Any notice given to the Company shall addressed to the Company at 9601 Wilshire Blvd. Suite 220, Beverly Hills, California 90210, Attention:
General Counsel, or at such other address as the Company may hereinafter designate in writing to Optionee. Any notice given to Optionee shall be sent to the address set forth below Optionee's signature hereto, or at such other address as Optionee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when delivered personally or five (5) days after mailing by prepaid certified or registered mail return receipt requested.

     7. RESUME EXCHANGE REQUIREMENTS. Applicable Laws. Notwithstanding anything to the contrary in this Agreement, no shares of stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on the NASDAQ National Market System or each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery could cause the Company to be in violation of or to incur liability under any Federal, state or other securities law, or any requirement of any listing agreement to which the Accompany is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction lover the Company.

     8. RESTRICTIONS ON TRANSFERABILITY.

     (a) Neither the Option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated pr otherwise transferred in any manner other than by will pr the laws of descent and distribution.

     (b) By accepting the Option, the Optionee for himself or herself and his or her transferees by will or the laws of descent and distribution" represents and a9rees that all shares of Common Stock purchased upon exercise of the Option will be acquired and held in accordance with the restrictions of the Securities Act of 1933, as amended, and shall not be further transferred except as permitted by that act and the Rules and Regulations of the Securities and Exchange Commission thereunder, that the Company may instruct its transfer agent to restrict further transfer of said shares in its records except upon receipt of satisfactory evidence that such restrictions have been satisfied, that upon each exercise of any portion of the Option, the certificates evidencing the purchased shares shall bear an !appropriate legend on the face thereof evidencing such restrictions, and that the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to the effect !that the shares are being acquired subject to such restrictions.

     9. ISSUANCE PURSUANT TO THE PLAN. The Option is granted pursuant to the Plan, as in effect on the Date of Grant, and subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive Optionee, without his or her consent, of the Option or of any of Optiolj1ee's rights under this Agreement. The interpretation and construction by the Board of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Board for the purpose of administering the Plan shall be final and binding upon Optionee. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to Optionee or any other person or entity then entitled to exercise the option.

     10. STOCKHOLDER RIGHTS. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any option Shares until the Option shall have. Been duly exercised to purchase such Option Shares in accordance with the Provisions of this Agreement.

     11. DIRECTORSHIP RIGHTS. No provision of this Agreement or of the Option granted hereunder shall confer upon Optionee: any right to continue as a director of the Company or any of its subsidiaries.

     12. GOVERNING LAW. This Agreement and the Option granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company and Optionee have duly executed this Agreement as of the Date of Grant.

KENNEDY-WILSON, INC.                      OPTIONEE

By:    _________________________          _________________________________
                                          Signature
Name:  _________________________

Title: _________________________          _________________________________
                                          Street Address

                                          _________________________________
                                          City, State & Zip Code

                                          _________________________________
                                          Social Security Number